Exhibit 99.1

Contact: Jane M. Elliott
770-829-8234 Voice
770-829-8267 Fax
For Immediate Release	investor.relations@globalpay.com

Global Payments Reports Second Quarter Earnings

ATLANTA, January 3, 2008 — Global Payments Inc. (NYSE: GPN) today announced results for its second quarter ended November 30, 2007. For the second quarter, revenue grew 18 percent to $308.8 million compared to $260.7 million in the prior year. Excluding the impact of current period restructuring charges, diluted earnings per share grew 14 percent to $0.48 compared to $0.42 in the prior year quarter.

For the six months ended November 30, 2007, revenue grew 19 percent to $619.8 million compared to $521.0 million in the prior year period. Excluding the impact of current period restructuring charges, diluted earnings per share grew 11 percent to $1.02 from $0.92 in the prior year period.

In accordance with GAAP, the current quarter and year-to-date periods include restructuring charges (see attached reconciliation schedule) relating to an operating center consolidation announced in March 2007 and completed in November 2007. These charges are reflected in our GAAP diluted earnings per share amounts. For the three and six months ended November 30, 2007, GAAP diluted earnings per share were $0.48 and $1.01, respectively, compared to $0.42 and $0.92, respectively, in the prior year comparable periods.

During the second quarter, Global Payments repurchased 477,585 shares in the open market at an average price of $40.09 per share (including commissions paid) for a total of $19.1 million. As of November 30, 2007, the company had $13.0 million remaining under its current share repurchase authorization.

Comments and Outlook

Chairman, President and CEO, Paul R. Garcia, stated, “We are very pleased with our solid second quarter results, which were driven by growth in our merchant services segment. Our strong revenue growth continues to be primarily due to organic expansion in our domestic ISO channel, as well as the favorable impact from a strong Canadian currency exchange rate. I am also delighted to report that our Asia-Pacific joint venture with HSBC had favorable revenue growth, which was primarily driven by the benefit of our sales investments made over this past year.”

“Based on these results and trends, we are providing annual fiscal 2008 revenue guidance of $1,231 million to $1,257 million. This revenue guidance reflects an expected 16 percent to 18 percent growth versus $1,061.5 million in fiscal 2007. In addition, we are providing annual fiscal 2008 diluted earnings per share guidance of $1.89 to $1.96, or 7 percent to 11 percent growth versus $1.77 in fiscal 2007. 1 This includes the impact of stock option expenses as a result of our June 1, 2006 adoption of FAS 123R. Our guidance excludes the impact of future significant acquisitions, and these earnings per share ranges exclude the impact of potential restructuring and other charges,” said Garcia.

Conference Call

Global Payments will hold a conference call today, January 3, 2008 at 5:00 p.m. ET to discuss financial results and business highlights. The conference call may be accessed by calling 1-877-546-1566 (U.S.) or 1-312-470-7270 (internationally) and using a pass code of “GPN” for both numbers, or via Web cast at www.globalpaymentsinc.com. A replay of the call will be available on the Global Payments Web site through January 17, 2008.

Global Payments Inc. (NYSE: GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America, Europe and the Asia-Pacific. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management. The company also provides consumer money transfer services from the U.S. and Europe to destinations in Latin America, Morocco and the Philippines. For more information about the company and its services, visit www.globalpaymentsinc.com.

1 Fiscal 2007 diluted earnings per share was $1.75 on a GAAP basis, which includes restructuring and other charges equivalent to $0.02 in diluted earnings per share.

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This announcement and comments made by Global Payments’ management during the conference call contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward looking statements and are subject to significant risks and uncertainties. Among the important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include the following: continued certification by credit card associations, foreign currency risks, competition and pricing, product demand, market and customer acceptance, development difficulties, the effect of economic conditions and consumer spending, security breaches or system failures, costs of capital, changes in immigration patterns, changes in state, federal or foreign laws and regulations affecting the electronic money transfer industry, increases in credit card association fees, utility or system interruptions, the ability to consummate and integrate acquisitions, and other risks detailed in the company’s SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable. The company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended November 30,
	2007	2006
Revenues	$308,776	$260,697

Operating expenses:
Cost of service	116,513	105,766
Sales, general and administrative	133,518	102,628
Restructuring	314	—

	250,345	208,394

Operating income	58,431	52,303

Other income (expense):
Interest and other income	4,739	3,728
Interest and other expense	(1,268)	(1,737)

	3,471	1,991

Income before income taxes and minority interest	61,902	54,294
Provision for income taxes	(21,023)	(17,692)
Minority interest, net of tax	(2,566)	(2,600)

Net income	$38,313	$34,002

Earnings per share:
Basic	$0.48	$0.42

Diluted	$0.48	$0.42

Weighted average shares outstanding:
Basic	79,027	80,147
Diluted	80,506	81,729

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Six Months Ended November 30,
	2007	2006
Revenues	$619,756	$521,005

Operating expenses:
Cost of service	232,822	203,956
Sales, general and administrative	260,954	201,219
Restructuring	1,317	—

	495,093	405,175

Operating income	124,663	115,830

Other income (expense):
Interest and other income	9,876	7,324
Interest and other expense	(3,141)	(3,899)

	6,735	3,425

Income before income taxes and minority interest	131,398	119,255
Provision for income taxes	(44,806)	(38,601)
Minority interest, net of tax	(4,704)	(5,143)

Net income	$81,888	$75,511

Earnings per share:
Basic	$1.03	$0.94

Diluted	$1.01	$0.92

Weighted average shares outstanding:
Basic	79,767	79,939
Diluted	81,209	81,651

CONSOLIDATED CONDENSED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	November 30, 2007	May 31, 2007
	(Unaudited)
Assets
Cash and cash equivalents	$363,397	$308,872
Accounts receivable, net	83,823	76,168
Claims receivable, net	4,002	2,187
Settlement processing assets	18,697	32,853
Other current assets	40,098	24,349

Current assets	510,017	444,429
Property and equipment, net	134,221	118,495
Goodwill	471,923	451,244
Other intangible assets, net	175,995	175,620
Other assets	10,593	10,841

Total assets	$1,302,749	$1,200,629

Liabilities and Shareholders’ Equity
Lines of credit	$679	$—
Settlement processing obligations	61,726	20,617
Payable to money transfer beneficiaries	6,793	6,589
Accounts payable and other accrued liabilities	119,926	115,671

Current liabilities	189,124	142,877

Other long-term liabilities	94,186	85,043

Total liabilities	283,310	227,920

Minority interest in equity of subsidiaries	15,683	14,933
Shareholders’ equity	1,003,756	957,776

Total liabilities and shareholders’ equity	$1,302,749	$1,200,629

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Six Months Ended November 30,
	2007	2006
Cash flows from operating activities:
Net income	$81,888	$75,511
Non-cash items
Depreciation and amortization	20,978	20,058
Minority interest in earnings	5,139	5,487
Other, net	19,905	15,446
Changes in working capital, which provided (used) cash
Settlement processing assets and obligations, net	51,818	9,339
Other, net	(30,351)	(11,622)

Net cash provided by operating activities	149,377	114,219

Cash flows from investing activities:
Capital expenditures	(22,914)	(15,259)
Business and intangible asset acquisitions	(11,551)	(79,530)

Net cash used in investing activities	(34,465)	(94,789)

Cash flows from financing activities:
Net borrowings on lines of credit	679	—
Principal payments under capital leases	—	(544)
Repurchase of common stock	(87,020)	—
Net proceeds under share-based compensation plans and dividends	17,097	14,020
Distributions to minority interests	(4,876)	(4,707)

Net cash (used in) provided by financing activities	(74,120)	8,769

Effect of exchange rate changes on cash	13,733	2,573

Increase in cash and cash equivalents	54,525	30,772
Cash and cash equivalents, beginning of period	308,872	218,475

Cash and cash equivalents, end of period	$363,397	$249,247

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliation to Exclude Restructuring Charges from Normalized Results

(In thousands, except per share data)

Three Months Ended November 30,	2007			2006
	Normalized	Restructuring[1]	GAAP	GAAP
Revenues	$308,776	$—	$308,776	$260,697

Operating expenses:
Cost of service	116,513	—	116,513	105,766
Sales, general and administrative	133,518	—	133,518	102,628
Restructuring	—	314	314	—

	250,031	314	250,345	208,394

Operating income	58,745	(314)	58,431	52,303

Other income/(expense):
Interest and other income	4,739	—	4,739	3,728
Interest and other expense	(1,268)	—	(1,268)	(1,737)

	3,471	—	3,471	1,991

Income before income taxes	62,216	(314)	61,902	54,294
Provision for income taxes	(21,129)	106	(21,023)	(17,692)
Minority interest, net of tax	(2,566)	—	(2,566)	(2,600)

Net income	$38,521	$(208)	$38,313	$34,002

Diluted shares	80,506	—	80,506	81,729
Diluted earnings per share	$0.48	$—	$0.48	$0.42

[1]

Restructuring charges consist of employee termination benefits relating to a facility closure. Also reflects the related income tax benefit using the company's effective tax rate, which is defined as the provision for income taxes divided by income before income taxes and minority interest.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliation to Exclude Restructuring Charges from Normalized Results

(In thousands, except per share data)

Six Months Ended November 30,	2007			2006
	Normalized	Restructuring[1]	GAAP	GAAP
Revenues	$619,756	$—	$619,756	$521,005

Operating expenses:
Cost of service	232,822	—	232,822	203,956
Sales, general and administrative	260,954	—	260,954	201,219
Restructuring	—	1,317	1,317	—

	493,776	1,317	495,093	405,175

Operating income	125,980	(1,317)	124,663	115,830

Other income/(expense):
Interest and other income	9,876	—	9,876	7,324
Interest and other expense	(3,141)	—	(3,141)	(3,899)

	6,735	—	6,735	3,425

Income before income taxes	132,715	(1,317)	131,398	119,255
Provision for income taxes	(45,255)	449	(44,806)	(38,601)
Minority interest, net of tax	(4,704)	—	(4,704)	(5,143)

Net income	$82,756	$(868)	$81,888	$75,511

Diluted shares	81,209	—	81,209	81,651
Diluted earnings per share	$1.02	$(0.01)	$1.01	$0.92

[1]

Restructuring charges consist of employee termination benefits relating to a facility closure. Also reflects the related income tax benefit using the company's effective tax rate, which is defined as the provision for income taxes divided by income before income taxes and minority interest.

SEGMENT INFORMATION

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Three Months Ended November 30,
	2007	2006
Revenues
Domestic direct	$165,469	$132,522
Canada	65,772	54,766
Asia-Pacific	18,426	14,849
Central and Eastern Europe	14,135	13,248
Domestic indirect and other	10,646	11,419

Merchant services	274,448	226,804

Domestic	28,415	29,888
Europe	5,913	4,005

Money transfer	34,328	33,893

Total revenues	$308,776	$260,697

Operating income
Merchant services	$71,092	$61,281
Money transfer	1,239	4,067
Corporate	(13,586)	(13,045)
Restructuring	(314)	—

Operating income	$58,431	$52,303

SEGMENT INFORMATION

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Six Months Ended November 30,
	2007	2006
Revenues
Domestic direct	$333,337	$267,964
Canada	132,449	115,684
Asia-Pacific	34,490	20,335
Central and Eastern Europe	27,910	26,523
Domestic indirect and other	22,228	23,614

Merchant services	550,414	454,120

Domestic	57,996	59,190
Europe	11,346	7,695

Money transfer	69,342	66,885

Total revenues	$619,756	$521,005

Operating income
Merchant services	$147,198	$134,242
Money transfer	4,961	8,746
Corporate	(26,179)	(27,158)
Restructuring	(1,317)	—

Operating income	$124,663	$115,830